EXHIBIT 23
Analysis, Research & Planning Corporation’s Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports appearing in this Quarterly Report on
Form 10–Q of Union Carbide Corporation for the quarter ended March 31, 2010.

/s/ B. THOMAS FLORENCE
B. Thomas Florence President Analysis, Research & Planning Corporation April 30, 2010

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